EX. 99.1

ADVANCED POWER TECHNOLOGY, INC. - Proxy Card

A. Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

1. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER OF ADVANCED POWER TECHNOLOGY, INC. WITH APT ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF MICROSEMI CORPORATION (THE “MERGER”):

	☐	☐	☐

2. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER:

	☐	☐	☐

3. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF:	☐	☐	☐

IF YOU WOULD LIKE TO RECEIVE FUTURE PROXY MATERIALS FOR ADVANCED

POWER TECHNOLOGY, INC VIA EMAIL, PLEASE GO TO

WWW.COMPUTERSHARE.COM/US/COMPANYCONSENT TO GIVE US YOUR CONSENT.

B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the entity’s name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy - Advanced Power Technology, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Patrick P.H. Sireta and Greg M. Haugen, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Advanced Power Technology, Inc. (the “Company”) to be held at the Deschutes Brewery located at 901 Simpson Avenue, Bend, Oregon 97702, on March     , 2006 at 10:00 a.m. local time, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth herein.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal No. 1, FOR Proposal No. 2, and FOR Proposal No. 3.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-866-463-1146 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Standard Time on March     , 2006.

THANK YOU FOR VOTING